   As filed with the Securities and Exchange Commission on December 18, 2001.
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 MICROTUNE, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                     _______________________________________

               Delaware                                 75-2883117
     (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

                                2201 Tenth Street
                               Plano, Texas 75074
                                 (972) 673-1600

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                     _______________________________________

                            Everett ("Buddy") Rogers
              CFO and Vice President of Finance and Administration
                                2201 Tenth Street
                               Plano, Texas 75074
                                 (972) 673-1600

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
                     _______________________________________

                                   Copies to:
      Nancy A. Richardson, Esq.                 P. Steven Hacker, Esq.
 Vice President and General Counsel            Thomas B. Montano, Esq.
           Microtune, Inc.                      Phillip D. Peterson, Esq.
          2201 Tenth Street                Gray Cary Ware & Freidenrich LLP
         Plano, Texas 75074                1221 S. MoPac Expressway, Suite 400
      Telephone: (972) 673-1600                    Austin, Texas 78746
      Facsimile: (972) 673-1876                 Telephone: (512) 457-7000
                                                Facsimile: (512) 457-7001
                     ______________________________________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                             Proposed Maximum       Proposed Maximum
        Title of each Class of              Amount to be      Offering Price Per     Aggregate Offering        Amount of
      Securities to be Registered            Registered          Share (1)                 Price           Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share  7,206,125 Shares       $22.80                164,299,650            $39,267.62
===============================================================================================================================

(1) The price of $22.80 per share, the average of the high and low sales prices of our common stock reported on the Nasdaq National Market on December 13, 2001, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information contained in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

                 SUBJECT TO COMPLETION, DATED DECEMBER ___, 2001

                             [MICROTUNE, INC. LOGO]

                                7,206,125 Shares
                                  Common Stock

                              ____________________

     In connection with our acquisition of Transilica Inc., we issued 7,206,125 shares of our common stock to the former shareholders of Transilica and assumed options to acquire 832,125 shares of our common stock. This prospectus may be used by former shareholders of Transilica to resell 7,206,125 shares of our common stock issued to them in the Transilica acquisition. This prospectus may also be used by the former President and Chief Executive Officer of Transilica who is our current Executive Vice President and General Manager, Wireless Connectivity Division, to resell 497,383 shares of our common stock.

     The prices at which these stockholders may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We will not receive any proceeds from the sale of these shares.

     Our common stock is listed for trading on the Nasdaq National Market under the trading symbol "TUNE." On December 17, 2001, the last reported sale price of our common stock was $23.00 per share.

     The address of our executive offices is 2201 Tenth Street, Plano, Texas 75074, and our telephone number is (972) 673-1600.

                              ____________________


     Investing in our common stock involves risks. See the sections entitled "Risk Factors" in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties that you should consider.

                              ____________________


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus, or an offer to sell or a solicitation of an offer to buy the common stock in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made under this prospectus will under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained herein is correct as of any time subsequent to the date of this prospectus.

                              ____________________


                      Prospectus dated December ___, 2001.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
MICROTUNE, INC .............................................................   1
SELLING STOCKHOLDERS .......................................................   2
USE OF PROCEEDS ............................................................   5
PLAN OF DISTRIBUTION .......................................................   6
VALIDITY OF SHARES .........................................................   8
EXPERTS ....................................................................   8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ............................   8
WHERE YOU CAN FIND MORE INFORMATION ........................................   9


                             ______________________

                                 MICROTUNE, INC.

     We are a radio frequency silicon and systems company, providing high-performance radio frequency tuners, upstream amplifiers and transceivers to the broadband communications markets. Using proprietary technologies and advanced design methodologies, we have designed and developed radio frequency integrated circuits and radio frequency systems, called modules, for a variety of broadband communications access devices, including cable modems, PC/TVs (which are multimedia personal computers with broadband reception capabilities), set-top boxes, digital TVs and other consumer electronic devices. Our radio frequency products are the gateway devices for reception of video, audio, data and/or voice over existing broadband communications infrastructures, such as cable and terrestrial. Our tuners receive and tune radio frequency signals, transferring a selected signal (or channel) to the rest of the system's electronics for further operation. Our upstream amplifiers transmit radio frequency data from the user through the broadband system, amplifying the signal to levels required by the network. Our transceivers, consisting of both tuners and upstream amplifiers, enable interactivity by permitting two-way, or bi-directional, communications. Our latest radio frequency integrated circuit products offer a high level of integration, resulting in significant cost, performance, size, reliability and manufacturability benefits. Our radio frequency module products provide a complete, manufacturing-ready radio frequency system, eliminating a customer's need for radio frequency design and manufacturing expertise.

     We are a Delaware corporation with our principal executive offices located at 2201 Tenth Street, Plano, Texas 75074. Our telephone number is (972) 673-1600. Our fiscal year ends on December 31. We maintain a website at www.microtune.com. The reference to our website does not constitute incorporation by reference of the information contained at this site. Microtune, MicroTune and the Microtune logo are our trademarks. All other brand names and trademarks appearing in this prospectus are the property of their holders.

     References in this prospectus to the terms "we," "us," or "Microtune" or other similar terms refer to Microtune, Inc. unless we state or the context indicates otherwise.

                              SELLING STOCKHOLDERS

     On November 28, 2001, we acquired Transilica Inc. pursuant to the terms of an Agreement and Plan of Merger and Reorganization. In this merger, the selling stockholders received shares of our common stock and cash in exchange for their outstanding shares of Transilica common and preferred stock. In connection with this merger, we agreed to register the resale by the selling stockholders of the shares issued to the selling stockholders in this merger.

     The following table sets forth the number of shares beneficially owned by each of the selling stockholders. None of the selling stockholders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours or as a result of their employment with us as of the date of the closing of the acquisition of Transilica. No estimate can be given as to the amount of our common stock that will be beneficially owned by the selling stockholders after completion of this offering because the selling stockholders may offer all, some or none of the shares of our common stock beneficially owned by them. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as set forth below, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of outstanding shares of our common stock as of December 13, 2001 was 52,728,166 (including 5,000,000 shares of our common stock to be sold in our public offering which is expected to close on December 19, 2001).

                                                                      Maximum
                                                        Shares of     Number of         Shares of       Percentage of
                                                      Common Stock   Common Stock     Common Stock     Common Stock
                                                      Owned Prior     that May Be      Owned After      Owned After
           Name of Selling Stockholder                to Offering(6)  Sold Hereunder   the Offering(3)  the Offering(4)
           ---------------------------                -----------    --------------   --------------   --------------
Bela Lin ..........................................         1,263           1,263          ----              ----
Blakely Sokoloff Taylor & Zapman ..................        19,913          19,913          ----              ----
Brian Alford Irrevocable Trust ....................         4,182           4,182          ----              ----
Kevin Alford Irrevocable Trust ....................         4,182           4,182          ----              ----
Chris Alford/(1)(2)/...............................        75,276          75,276          ----              ----
Bryan Batten/(1)/..................................         6,691           6,691          ----              ----
CDIB & Partners Investment Holding Corporation ....        79,653          79,653          ----              ----
Chao-Chang Chen/(1)(2)/............................       148,923         148,923          ----              ----
Chao-Hua Wu .......................................           379             379          ----              ----
Chau-Yuan Lin .....................................         7,965           7,965          ----              ----
Chee Kwang Quek/(1)/...............................         6,691           6,691          ----              ----
Cheng-Fang Huang ..................................        13,275          13,275          ----              ----
Cheng-Han Lai .....................................         6,637           6,637          ----              ----
Chiang-Chu Lee ....................................        26,551          26,551          ----              ----
Chieu Quang Dinh/(1)/..............................         4,460           4,460          ----              ----
China Corporate Venture Fund, Ltd. ................        66,377          66,377          ----              ----
Chin-Chang Kuo ....................................        39,826          39,826          ----              ----
Chin-Fu Chiang ....................................        13,275          13,275          ----              ----
Chin-Hu Wei .......................................         2,655           2,655          ----              ----
Chi-Yin Ko ........................................         6,637           6,637          ----              ----
Chu-Huang Hu ......................................           325             325          ----              ----
Chung-Shu Yo ......................................         6,637           6,637          ----              ----
Chun-Hsien Lin ....................................         6,637           6,637          ----              ----
Chun-Lei Young ....................................         2,655           2,655          ----              ----
Daliang Shi/(1)/...................................         8,921           8,921          ----              ----
Daniel Lee Green ..................................         2,788           2,788          ----              ----
Dennis Kwan/(1)(2)/ ...............................       406,494         406,494          ----              ----

                                                                      Maximum
                                                       Shares of      Number of       Shares of           Percentage of
                                                     Common Stock    Common Stock   Common Stock         Common Stock
                                                      Owned Prior     that May Be     Owned After         Owned After
            Name of Selling Stockholder               to Offering(6) Sold Hereunder  the Offering(3)    the Offering(4)
            ---------------------------                -----------   --------------  -----------------  -----------------
Digital Value Investment Ltd ....................          132,755          132,755        ----               ----
Edmond Ming-Tak Chiu ............................            1,115            1,115        ----               ----
Ee Hong Kwek/(1)(2)/.............................           11,151           11,151        ----               ----
Eng Chuan Low/(1)(2)/ ...........................           33,456           33,456        ----               ----
eSunsino Venture Co., Ltd. ......................           66,377           66,377        ----               ----
Feng-Tseng Hsu ..................................           13,275           13,275        ----               ----
Gamelan Capital Fund, L.P./(2)/..................           78,960           78,960        ----               ----
Gamelan LLC .....................................           84,536           84,536        ----               ----
GC&H Investments ................................            6,637            6,637        ----               ----
Han-Tsung Hsiao .................................            6,637            6,637        ----               ----
Ho Tung Lin .....................................           26,551           26,551        ----               ----
Hock Law/(1)(2)(5)/..............................          497,383          497,383        ----               ----
Hongyu Xie/(1)(2)/...............................           11,152           11,152        ----               ----
Hsiao-Chun Lee ..................................            2,655            2,655        ----               ----
Hsin Kuang Chen .................................              223              223        ----               ----
Hsin-Chia Cheng .................................           13,275           13,275        ----               ----
Hsin-Fa Hsu .....................................           26,551           26,551        ----               ----
Hsing-Tsun Chou .................................           26,551           26,551        ----               ----
Hui-Shu Tao/(2)/.................................            1,672            1,672        ----               ----
IBT Venture Co. .................................           66,377           66,377        ----               ----
Jacob Hibrawi/(1)(2)/............................           85,871           85,871        ----               ----
Jeffrey Scott Ricards/(1)(2)/....................           22,303           22,303        ----               ----
Jianping Pan/(1)(2)/.............................            6,691            6,691        ----               ----
Joe David Campa/(2)/.............................           33,456           33,456        ----               ----
Joinwin Investment Co. Ltd. .....................           39,826           39,826        ----               ----
Jonathan Masters ................................            3,949            3,949        ----               ----
Jonathon Cheah/(1) (2)/..........................          195,161          195,161        ----               ----
Ju-Fen Hsieh ....................................           13,275           13,275        ----               ----
Jui-Chu Su ......................................           15,930           15,930        ----               ----
Kim Phuong Tran/(1)/.............................            4,460            4,460        ----               ----
Kuo Rong Ling ...................................           26,551           26,551        ----               ----
Kuo-Tang Hsu ....................................              232              232        ----               ----
Kye-Won Ryan/(1)/................................              557              557        ----               ----
Lakshmi Technologies LLC/(2)/....................          359,054          359,054        ----               ----
Lakshmi Ventures I, LLC/(2)/.....................          311,976          311,976        ----               ----
Lakshmi Ventures II, LLC/(2)/....................          265,511          265,511        ----               ----
Laurent Valosek/(2)/.............................           55,760           55,760        ----               ----
Le Nguyen Luong/(1)/.............................            5,575            5,575        ----               ----
Longyin Wei/(1)(2)/..............................           11,152           11,152        ----               ----
Lun Wang/(1)(2)/ ................................           22,304           22,304        ----               ----
Masafumi Nakamura/(1)(2)/........................           11,152           11,152        ----               ----
Mehran Matloubian/(2)/...........................            3,717            3,717        ----               ----
Michael Cubillas/(2)/............................           37,451           37,451        ----               ----
Mike Chun Hung Wang/(2)/.........................           39,496           39,496        ----               ----

                                                                                Maximum
                                                                Shares of      Number of        Shares of        Percentage of
                                                              Common Stock    Common Stock    Common Stock      Common Stock
                                                                Owned Prior     that May Be    Owned After       Owned After
            Name of Selling Stockholder                       to Offering(6) Sold Hereunder  the Offering(3)     the Offering(4)
            ---------------------------                        -----------   --------------  --------------     ---------------
Min-Hsien Chiang ...........................................        26,551           26,551         ----               ----
Mu-Tien Chang ..............................................         6,637            6,637         ----               ----
Olli Jussi Salminen/(2)/....................................         4,530            4,530         ----               ----
Paul Chan/(1)(2)/...........................................        85,871           85,871         ----               ----
Po-Chuan Wu ................................................         3,790            3,790         ----               ----
R.O.C. Venture Company, Ltd. ...............................        66,377           66,377         ----               ----
Roy Enright/(1)/............................................        16,728           16,728         ----               ----
Shian-Ho Shen ..............................................        20,378           20,378         ----               ----
Shih-Ching Chen ............................................         6,637            6,637         ----               ----
Shih-Tsung Yang/(1)/........................................         6,691            6,691         ----               ----
Shu-Hui Hung ...............................................            62               62         ----               ----
Shui Cheong Lee/(1)(2)/.....................................         8,921            8,921         ----               ----
Shu-Ling Wang ..............................................            65               65         ----               ----
Siliconware Investment Co. Ltd. ............................        39,826           39,826         ----               ----
Smart Technology Ventures III SBIC, LP/(2)/.................     1,400,624        1,400,624         ----               ----
SOFTBANK Technology Ventures Advisors Fund VI L.P./(2)/.....        26,017           26,017         ----               ----
SOFTBANK Technology Ventures Side Fund VI L.P./(2)/.........        27,311           27,311         ----               ----
SOFTBANK Technology Ventures VI L.P./(2)/...................       667,849          667,849         ----               ----
SOFTBANK U.S. Ventures Fund VI L.P./(2)/....................       716,291          716,291         ----               ----
Soon Fatt Yong/(1)/.........................................         8,921            8,921         ----               ----
Sunil Kumar Gutti/(1)/......................................         6,691            6,691         ----               ----
Suresh Kumar/(1)(2)/........................................       111,521          111,521         ----               ----
Tai Hwa Investment Co., Ltd. ...............................        13,275           13,275         ----               ----
Thomas Cook/(1)(2)/.........................................         8,921            8,921         ----               ----
Tieng Ying Choke ...........................................         1,951            1,951         ----               ----
Vladimir Mirochnikov/(1)/...................................         4,460            4,460         ----               ----
Wei-Chung Lee ..............................................        13,275           13,275         ----               ----
Wen-Hua Wang/(1)(2)/........................................       211,890          211,890         ----               ----
Wen-Sheng Kuo/(2)/..........................................         6,300            6,300         ----               ----
Wing Fat Lau/(1)/...........................................         4,460            4,460         ----               ----
Ya-Chuan Chung .............................................           464              464         ----               ----
Ya-Chuan Lin ...............................................           379              379         ----               ----
Ya-Yung Hwang ..............................................         6,637            6,637         ----               ----
Yi Guo/(1)/.................................................         1,115            1,115         ----               ----
Yujiro Mori/(1)/............................................         6,691            6,691         ----               ----
Yu-Lin Liu .................................................         6,637            6,637         ----               ----
Yung-Hua Chung .............................................        13,275           13,275         ----               ----
Yun-Yuan Huang .............................................           139              139         ----               ----
                                                                 ---------        ---------         ----               ----
     Total .................................................     7,206,125        7,206,125
                                                                 ---------        ---------         ----               ----

_________

(1) Shares are subject to a right of repurchase in favor of the Company that lapses with the passing of time pursuant to either (a) an Employee Restricted Stock Agreement dated May 6, 2000 or (b) an early exercise of a stock option grant pursuant to the terms and conditions of the Transilica Inc. 2000 Stock Option, Deferred Stock and Restricted Stock Plan.

(2) Shares are subject to a Lock-Up Agreement by and between the stockholder and the Company dated approximately November 18, 2001 pursuant to which the transfer of the shares is restricted until December 28, 2002, except that this restriction shall expire with respect to ten percent (10%) of the shares on (a) the date that is the earlier of (i) February 28, 2001 or (ii) recognition by Transilica Inc. of $3 million of cumulative product revenue recognized in accordance with generally accepted accounting principles (such earlier date referred to as the "Lock-Up Termination Date"); and (b) each monthly anniversary of the Lock-Up Termination Date.

(3) Because each selling stockholder may sell all or some of the shares registered on its behalf, from time to time as more fully described on the following page, subject to the restrictions in (1) and (2) above, if applicable, no estimate can be given at this time as to how many shares of Common Stock will be owned by each selling stockholder after the offering.

(4) Because each selling stockholder may sell all or some of the shares registered on its behalf subject to the restrictions in (1) and (2), if applicable, no estimate can be given at this time as to the percentage of shares owned by each selling stockholder after the completion of the offering.

(5) Hock Law was the former President and Chief Executive Officer of Transilica Inc. which was acquired by Microtune, Inc. on November 28, 2001. Hock Law currently serves as Executive Vice President and General Manager, Wireless Connectivity Division, of Microtune, Inc.

(6) Each of the selling stockholders owns less than 1% of the outstanding shares of our common stock with the exception of Smart Technology Ventures III SBIC, L.P., which owns 2.66%; SOFTBANK Technology Ventures VI, L.P., which owns 1.27%; and SOFTBANK U.S. Ventures Fund VI L.P., which owns 1.36% prior to any sale hereunder.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares by the selling stockholders.

                              PLAN OF DISTRIBUTION

     We are registering 7,206,125 shares of our common stock on behalf of the selling stockholders. As used herein, "selling stockholders" includes the selling stockholders (including the former President and Chief Executive Officer of Transilica who is, as of the date of this prospectus, our Executive Vice President and General Manager, Wireless Connectivity Division) named in the table above and pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. The selling stockholders may sell the shares from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market prices, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     . a block trade in which the broker-dealer so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     . purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

     . an exchange distribution in accordance with the rules of such exchange;

     . ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     .    privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

     The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In such transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the shares so pledged, pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any shares of a selling stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares.

     The shares may be sold by selling stockholders only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and such sale complies with such exemption.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders, and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     . the name of each such selling stockholder and of the participating broker-dealer(s);

     .    the number of shares involved;

     .    the price at which such shares were sold;

     . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     .    other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

                               VALIDITY OF SHARES

     The validity of the common stock will be passed upon for us by Gray Cary Ware & Freidenrich LLP, Austin, Texas.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given upon their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have also audited the consolidated financial statements of HMTF Acquisition (Bermuda) Ltd. and Temic Telefunken Hochfrequenztechnik GmbH included in our Registration Statement on Form S-1 (Registration No. 333-36340) on pages F-26 through F-42 of that registration statement, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Registration Statement of which this prospectus is a part. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given upon their authority as experts in accounting and auditing.

     The financial statements of Transilica Inc. included in Amendment No. 2 to the Form 8-K dated December 5, 2001 and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means:

     .    incorporated documents are considered part of this prospectus;

     . we can disclose important information to you by referring you to those documents; and

     . information that we file with the SEC will automatically update this prospectus.

     The following documents that we filed with the SEC either pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 are incorporated by reference and made a part of this prospectus:

     . Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000;

     .    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2001;

     .    Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     .    Our Quarterly Report on Form 10-Q for the quarter ended September 30,
          2001;

     . Our Amendment No. 2 to our Current Report on Form 8-K dated December 5, 2001, and originally filed with the SEC on November 15, 2001;

     .    Our Current Report on Form 8-K dated December 14, 2001; and

     . The description of our securities contained in Item 1 to our Registration Statement on Form 8-A filed with the SEC on July 14, 2000.

     In addition, pursuant to Rule 3-05(b)(4)(iii) of Regulation S-X, the consolidated financial statements of HMTF Acquisition (Bermuda) Ltd. ("HMTF Acquisition"), and Temic Telefunken Hochfrequenztechnik GMBH ("Temic") that appear on pages F-26 through F-42 of our Registration Statement on Form S-1 (Registration No. 333-36340) are incorporated herein by reference.

     This prospectus is part of a registration statement on Form S-3 filed with the SEC. We are incorporating by reference the documents listed above and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the securities covered by this prospectus.

     We will provide, without charge, to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the documents incorporated by reference in this prospectus (other than exhibits to those documents unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to Investor Relations at Microtune, Inc., 2201 Tenth Street, Plano, Texas 75074, telephone number (972) 673-1600.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, along with other information, with the SEC. You may read and copy any document we file at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

     This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities offered. As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference.

                             [MICROTUNE, INC. LOGO]

                                7,206,125 Shares

                                  Common Stock

                                   PROSPECTUS

     Neither we nor any selling stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of any offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that this prospectus or any prospectus supplement is correct on any date after the date of the prospectus or prospectus supplement, or, even though this prospectus or any prospectus supplement is delivered, or securities are sold, on a later date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance and Distribution.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

         SEC registration fee.............................      $   39,267.62
         Printing and engraving expenses..................      $    5,000.00
         Legal fees and expenses..........................      $   25,000.00
         Accounting fees and expenses.....................      $    5,000.00
         Transfer agent, trustee and registrar fees.......      $    5,000.00
         Miscellaneous expense............................      $   10,000.00
         .................................................      -------------
           Total expenses                                       $   89,267.62
                                                                =============

Item 15.  Indemnification Of Officers And Directors.

   Delaware law provides that a corporation has the ability to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by Delaware law. Our Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we have entered into separate indemnification agreements with our directors, officers and certain employees that require us to indemnify those individuals against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). We also maintain director and officer liability insurance for these individuals.

   These indemnification provisions and the indemnification agreement to be entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

   The above discussion of our Amended and Restated Certificate of Incorporation, our Bylaws and Section 145 of the Delaware General Corporation Law and any indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such documents and statute.

Item 16.  Exhibits.

Exhibit
Number                       Description of Document
------                       -----------------------
  4.1 Amended and Restated Certificate of Incorporation of Microtune, Inc., incorporated herein by reference to Exhibit 3.2 to our Registration Statement on Form S-1 (Registration No. 333-36340) declared effective on August 4, 2000.
  4.2 Amended and Restated Bylaws of Microtune, Inc., incorporated herein by reference to Exhibit 3.4 to our Registration Statement on Form S-1 (Registration No. 333-36340) declared effective on August 4, 2000.
 *5.1     Opinion of Gray Cary Ware & Freidenrich LLP.
*23.1     Consent of Ernst & Young LLP, independent auditors.
*23.2     Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit
          5.1).
*23.3     Consent of Arthur Andersen LLP, independent public accountants.
*24.1     Power of Attorney (included on page II-4 of this Registration
          Statement).
-----
* Filed herewith


Item 17. Undertakings

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

    5. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at the time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 18th day of December, 2001.

                                          MICROTUNE, INC.

                                          By:  /s/ Everett "Buddy" Rogers
                                             ----------------------------
                                             Everett "Buddy" Rogers
                                             Chief Financial Officer

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Everett "Buddy" Rogers and Nancy A. Richardson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                                Date
---------                                -----                                                ----
/s/  Douglas J. Bartek                   Chief Executive Officer and Chairman                 December 18, 2001
------------------------------------     (Principal Executive Officer)
Douglas J. Bartek

/s/  Everett "Buddy" Rogers              Chief Financial Officer                              December 18, 2001
------------------------------------     (Principal Financial and Accounting Officer)
Everett "Buddy" Rogers

/s/  Harvey B. Cash                      Director                                             December 18, 2001
------------------------------------
Harvey B. Cash

/s/ Walter S. Ciciora
------------------------------------     Director                                             December 18, 2001
Walter S. Ciciora

/s/  James H. Clardy                     Director                                             December 18, 2001
------------------------------------
James H. Clardy

/s/ Jack D. Furst                        Director                                             December 18, 2001
------------------------------------
Jack D. Furst

/s/ Eric Lindberg                        Director                                             December 18, 2001
------------------------------------
Eric Lindberg

/s/ William P. Tai                       Director                                             December 18, 2001
------------------------------------
William P. Tai

Exhibit
Number                             Description of Document
------                             -----------------------

  4.1 Amended and Restated Certificate of Incorporation of Microtune, Inc., incorporated herein by reference to Exhibit 3.2 to our Registration Statement on Form S-1(Registration No. 333-36340) declared effective on August 4, 2000.
  4.2 Amended and Restated Bylaws of Microtune, Inc., incorporated herein by reference to Exhibit 3.4 to our Registration Statement on Form S-1 (Registration No. 333-36340) declared effective on August 4, 2000.
 *5.1    Opinion of Gray Cary Ware & Freidenrich LLP.
*23.1    Consent of Ernst & Young LLP, independent auditors.
*23.2    Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit
         5.1).
*23.3    Consent of Arthur Andersen LLP, independent public accountants.
*24.1    Power of Attorney (included on page II-4 of this Registration
         Statement).
-------
* Filed herewith